                                                                      EXHIBIT 21


           COOPER CAMERON CORPORATION -- SUBSIDIARIES & JOINT VENTURES
                             (AS OF MARCH 26, 1999)

COOPER CAMERON CORPORATION (DELAWARE) - PARENT                                   % OWNED        % OWNED          STATE/COUNTRY OF
                                                                              BY SUBSIDIARY       BY CCC         INCORPORATION OR
                                                                              -------------     --------           ORGANIZATION
                                                                                                                   --------------

   Cameron Algerie     (1 share owned by CCPEG)(1)                                                  100%          Algeria
   Cameron Argentina S.A.I.C.(1)                                                                    100%          Argentina
   Cameron Australasia Pty. Ltd.                                                                    100%          Australia
        Cooper Cameron Pensions Australia. Pty. Ltd.                               100%                           Australia
   Cameron France, S.A.  (6 shares owned by directors)                                              100%          France
        Cameron France E.U.R.L.                                                    100%                           France
        Cameron France S.N.C.(5)                                                   100%                           France
   Cameron Gabon, S.A.  (7 shares owned by directors)                                               100%          Gabon
   Cameron GmbH                                                                                     100%          Germany
   Cameron Inchcape Middle East LLC  (Joint Venture)(9)                                              24%          Oman
   Cameron Ireland Limited      (1 share owned by CCPEG)(1)                                         100%          Ireland
   Cameron Norge AS                                                                                 100%          Norway
   Cameron Venezolana, S.A.(6)                                                                       49%          Venezuela
        Servicios Cameron, C.A.                                                    100%                           Venezuela
             Camercay, Ltd.                                                        100%                           Grand Cayman
   Compression Services Company                                                                     100%          Ohio
   Cooper Cameron do Brasil Ltda.   (1 share owned by CCPEG)1                                       100%          Brazil
   Cooper Cameron Foreign Sales Company Ltd.                                                        100%          Barbados
   Cooper Cameron (U.K.) Limited                                                                    100%          United Kingdom
        Cameron Offshore Engineering Limited                                       100%                           United Kingdom
        Cooper Cameron Pensions Limited                                            100%                           United Kingdom
        Cameron Integrated Services Limited                                        100%                           United Kingdom
   Cooper Cameron Holding B.V.                                                                      100%          Netherlands
        Cooper Energy Services B.V.                                                100%                           Netherlands
        Cameron B.V.                                                               100%                           Netherlands
   Cooper Cameron Limited                                                                           100%          Canada
        Cooper, Rolls Corporation (3)                                               50%                           Canada
   Cooper Cameron Corporation Nigeria Limited (7)                                                    60%          Nigeria
   Cooper Cameron (Malaysia) Sdn Bhd(10)   (Joint Venture)                                           49%          Malaysia
   Cooper Energy Services de Venezuela, S.A.                                                        100%          Venezuela
   Cooper Energy Services International, Inc.                                                       100%          Ohio
        Canada Tiefbohrgerate und Maschinenfabrik GmbH                             100%                           Austria
            (1 share owned by CCPEG)(1)
        Cooper Cameron (Singapore) Pte. Ltd.                                        39%              61%          Singapore
            Cameron (B) Sendirian Berhad (except 1 share owned by Lai Yue Kee)     100%                           Brunei
   Cooper Cameron de Mexico S.A. de C.V.  (1 share owned by CCPEG)(1)                               100%          Mexico
   Cooper Cameron Petroleum Equipment Group, Inc.                                                   100%          Delaware
        Cooper Flow Control Australia Pty. Ltd.                                     50%              50%          Australia
   Cooper Rolls Incorporated(4)                                                                      50%          Ohio
        Cooper Rolls Limited (except 1 share by Alan West for Cooper Rolls Inc.)   100%                           United Kingdom

Page 2 - Cooper Cameron Corporation
           Subsidiaries and Joint Ventures
           as of March 26, 1999


COOPER CAMERON CORPORATION (DELAWARE) - PARENT                                   % OWNED        % OWNED          STATE/COUNTRY OF
                                                                              BY SUBSIDIARY       BY CCC         INCORPORATION OR
                                                                              -------------     --------           ORGANIZATION
                                                                                                                   --------------

   Cooper Turbocompressor, Inc.  (Delaware)                                                      100%              Delaware
   Ingram Cactus de Venezuela , S.A.    (Venezuela Joint Venture)(2)                              49%              Venezuela
        Cameron Cactus Cayman Ltd. (Grand Cayman)                                  100%                            Grand Cayman
   Lyulka-Cooper (Russian Federation Joint Venture)(8)                                            50%              Russia
   Orbit Valve International, Inc. (Arkansas)                                                    100%              Arkansas
        Orbit Valve Company (Arkansas)                                             100%                            Arkansas
             Orbit Valve Asia, Inc. (Arkansas)                                     100%                            Arkansas
             Orbit Valve Australia, Inc. (Arkansas)                                100%                            Arkansas
        Orbit Valve Company Europe (Arkansas)                                      100%                            Arkansas
             Orbit Valve PLC (U.K.)                                                100%                            United Kingdom
        Orbit Valve Canada Ltd. (Alberta, Canada)                                  100%                            Alberta, Canada
   Wellhead Holdings Malaysia, Inc. (Nevada)                                                     100%              Nevada






1       Partially owned by Cooper Cameron Petroleum Equipment Group, Inc.
2       Partially owned by Carmelo Antonio Moschella Carnabuci.
3       Partially owned by Rolls-Royce Industries Canada, Inc.
4       Partially owned by Rolls-Royce Plc.
5       Partially owned by Cameron France E.U.R.L.
6       Partially owned by Siderurgico Venezolana, S.A.
7       Partially owned by various Nigerian entities and individuals.
8       Partially owned by Lyulka-Saturn.
9       Partially owned by United Engineering Services LLC.
10      Partially owned by Wembley Industries Sdn Bhd.